Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of December 15, 2005)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration (1)	Contract Dayrates $000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	LLOG	Late Dec. 05	60-62	Next to Apache through mid January @$60-62K
Rig 15	Baker Marine Big Foot III	85	GOM	Shipyard	NA	NA	Rig has been in shipyard since November 14 for various upgrades and repairs. Expected completion in late January. Then back to Bois D'Arc through mid-April @$51-$53K
Rig 20	Bethlehem JU 100 MC	100	GOM	Marlin	Early Mar. 06	68-70	Plus 90 day option at mutually agreed rates
Rig 21	Pacific Coast Engineering MC	120	GOM	Shipyard	NA	NA	Estimated completion of repairs in early Q2'06. Then back to Chevron under evergreen contract with dayrate indexed monthly to market
Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Evergreen	61-63	Dayrate indexed monthly to market. To shipyard in February for estimated 28 days for top drive installation. Will receive full dayrate for 21 days during upgrade.
Rig 30	Bethlehem JU 250 MS	250	GOM	ADTI	Late Dec. 05	52-54	Next to Walter @$66-$68K through late-March. Then to Hellis through late-Sept. @$84-$86K.

International
Rig 16	Offshore Company IC	170	Mid. East	Shipyard	NA	NA	Undergoing refurbishment. Bidding internationally. Expected to enter service during February/March 2006
Rig 31	Bethlehem JU 250 MS	250	Asia	Shipyard	NA	NA	Undergoing refurbishment. Bidding internationally. Expected to enter service during Q3'06
(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.
(2)	We have excluded Rig 25 from this status sheet. The rig was severely damaged during Hurricane Katrina. We are awaiting the insurance assessment

Hercules Offshore Liftboat Fleet Status

		November 2005
Leg Length/Liftboat Class (Feet)	Total Number of Liftboats	Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)	Comments
Gulf of Mexico
260	1	0	NA	NA	NA	Waiting on Coast Guard certification. Expected to enter service in late December or early January.
230	3	3	$19,751	64	78%	One vessel in drydock during part of November. One vessel in drydock during December.
190-215	4	4	$15,814	103	92%	One vessel in drydock during part of November.
140-150	6	5	$8,480	146	97%	One vessel in drydock during part of November. One vessel purchased from D&C in November damaged during Hurricane Katrina.
120-130	15	14	$6,975	292	71%	Four vessels in drydock during November. Three vessels in drydock during December.
105	14	12	$5,040	329	91%	Two vessels in drydock during November.

Sub-total/Average	43	38	$8,379	934	84%

Nigeria
130-170	4	4	$10,243	88	100%	All four vessels (one 130’, two 145’, and one 170’) under contract with Chevron to August 2006. Acquired as part of the D&C fleet on November 8

Total/Average	47	42	$8,539	1,022	85%

(1)	Actively marketed liftboats for November excludes two cold-stacked 105 class liftboats, one cold-stacked 120 class liftboat, one 260 class liftboat that had not yet entered service and the one Danos & Curole vessel out do to hurricane damage.
(2)	Includes reimbursables.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ prospectus dated October 26, 2005 and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.